Exhibit 99.1
 News Release
Media Contact: Megan Manzari Investor Contact: Nathan Smith
(315) 730-2379 (801) 505-5067
megan.manzari@myriad.com nathan.smith@myriad.com

Myriad Genetics Reports Third Quarter 2021 Results,
Continues Strong Execution of Strategic Growth & Transformation Plans
Highlights:
•Revenue of $167.3 million up 15% year-over-year. Excluding revenue from divested businesses, revenue increased 27% year-over-year
•Diluted GAAP earnings per share (EPS) of $0.30 and adjusted EPS of $(0.02)

SALT LAKE CITY, November 2, 2021 – Myriad Genetics, Inc. (NASDAQ: MYGN), a leader in genetic testing and precision medicine, today announced financial results for its third quarter ended September 30, 2021 and provided an update on recent business performance and strategic transformation plans.

“We are encouraged by our third quarter performance, and the execution of our teammates on our strategic growth and transformation plans that resulted in year-over-year growth in test volumes, margins and revenue,” said Paul J. Diaz, President and Chief Executive Officer. “The quality and accuracy of our products and improving customer service levels continue to position our business for sustainable growth and profitability. I want to thank all of our 2,400 Myriad Genetics teammates for their commitment to advancing the health and well-being of all of our patients. We are encouraged by the growing market opportunities in our core businesses and see significant potential to expand access to quality genetic testing and precision medicines that improve health outcomes and access to needed healthcare services."

Financial and Operational Highlights:
•Diagnostic test volumes of 252,000 increased 15% year-over-year. Sequential volume was impacted by constraints in access to healthcare providers due to the COVID-19 pandemic, the impact of the Delta variant strain, and typical summer seasonality.
◦Hereditary cancer volumes for the quarter were flat year-over-year and decreased 7% sequentially.
◦Prenatal test volumes in Women's Health increased 7% year-over-year and decreased 10% sequentially.

◦Tumor profiling test volumes in Oncology increased 33% year-over-year and decreased 15% sequentially.
◦Pharmacogenomics test volumes in Mental Health increased 71% year-over-year and 6% sequentially.
•Overall, average selling price (ASP) was stable year-over-year and sequentially after excluding positive revenue adjustments related to better-than-expected cash collections on tests ordered in prior periods.
•Total revenue in the quarter was $167.3 million, an increase of 15% year-over-year.
◦Excluding the divested business revenue, RBM, Autoimmune and myPath, quarterly revenue increased 27% year-over-year.
•The following table summarizes year-over-year revenue changes by product category:

	Three months ended
(in millions)	September 30, 2021		September 30, 2020	% Change
Product revenues:
Hereditary Cancer	$79.4		$80.5	(1)%
Prenatal	23.6		16.6	42%
Tumor Profiling	32.9	*	17.0	94%
Pharmacogenomics	24.1		11.9	103%
*Tumor Profiling revenue for the three months ended September 30, 2021 was positively impacted by a milestone payment of $4.0M

•GAAP gross margin in the quarter was 71.4%; adjusted gross margin was 71.7%, which improved 190 basis points year-over-year.
•GAAP total operating expenses in the quarter were $199.4 million; adjusted total operating expenses decreased $1.6 million sequentially to $121.5 million.
•GAAP operating loss in the quarter was $(79.9) million, declining $40.3 million year-over-year; adjusted operating loss was $(1.4) million, improving $10.7 million year-over year.
•Diluted GAAP EPS in the quarter were $0.30, improving $0.50 year-over-year; adjusted EPS were $(0.02), improving $0.13 year-over-year.
•Closed the sale of Myriad Autoimmune's Vectra testing business on September 13, 2021.
•Ended the quarter with $413.6 million in cash, cash equivalents and investments.

“While we still have a lot of hard work ahead of us, we are now better positioned for growth across all of our business segments as we look to 2022 and beyond,” said Diaz. “Our balance sheet is strong. As a result, we can now focus on investing further in the opportunities we see in the emerging technologies, R&D and commercial strategies that elevate our products to their full potential including, acquisitions, new partnerships, and new business development efforts. We look forward to expanding access to vital genetic testing, and precision medicine, making it easier for patients and partners to engage with us, and delivering sustainable and profitable results for all of our shareholders.”

Business Performance and Highlights:

Women’s Health
In the Myriad Women’s Health business, Myriad serves women assessing their risk of cancer, and those who are pregnant or planning a family. Women’s Health delivered revenue of $59.1 million in the quarter, an increase of 6% year-over-year and a decrease of 12% sequentially.
•Hereditary Cancer
◦With the launch of the first polygenic breast cancer risk assessment score validated for women of all ancestries, Myriad further strengthened its industry-leading MyRisk® Hereditary Cancer test and significantly expanded access to genetic testing. Now enhanced with RiskScore® for all ancestries, MyRisk provides 5-year and lifetime breast cancer risk assessment for all women not previously diagnosed with breast cancer.
◦RiskScore results are informed by a combination of genetic markers, clinical and biological variables, personal and family history, and ancestry-specific data. RiskScore is available at no additional cost to women who take the MyRisk test.
•Prenatal
◦The company continues to see increasing momentum from its Prequel™ noninvasive prenatal screening (NIPS) test including proprietary AMPLIFY™ technology, which dramatically enhances the test's performance and works to reduce test failure rates so that patients may avoid unnecessary invasive procedures.
◦In late 2022, the company plans to launch a novel prenatal test that will deliver the clinical value of both Prequel and Foresight to more expectant parents. The novel offering will simplify the NIPS and carrier screening workflows, which currently involve several samples and different tests, and deliver key clinical content of Prequel and the Foresight carrier screen test from a single maternal sample. The combined offering will provide a single prenatal test that is simple, accurate and will allow more patients to get answers faster.

Oncology
Myriad's Oncology business provides hereditary cancer testing, including MyRisk®, for patients who have cancer. It also provides tumor profiling products such as the EndoPredict® breast cancer prognostic test, the Prolaris® prostate cancer test, and the myChoiceCDx® companion diagnostic test for predicting response to PARP inhibitors. The Oncology business delivered revenue of $76.8 million in the quarter, an increase of 32% year-over-year and a decrease of 2% sequentially.
•The company made progress towards launching its combined offering of somatic, germline and CDx for ovarian cancer patients.
◦The new offering, planned for launch in early 2022, combines Myriad's leading germline hereditary cancer test (MyRisk), Myriad's FDA approved companion diagnostic test

(myChoiceCDx), together with a Myriad branded tumor profiling test powered by Illumina's TSO500 and run by Intermountain's Precision Genomics.
◦With Myriad's new combined offering, patients and their healthcare providers will receive one comprehensive solution from one laboratory with one team of scientists interpreting the results thereby significantly improving the quality and ease of use of the results.
◦The combined product offering will be sold through the Myriad Oncology sales force throughout the entire U.S.

Mental Health
Myriad’s Mental Health business consists of the GeneSight® psychotropic test that covers 61 medications commonly prescribed for depression, anxiety, ADHD, and other psychiatric conditions. In the pharmacogenomic category, GeneSight delivered revenue of $24.1 million in the quarter, an increase of 103% year-over-year and 7% sequentially.
•GeneSight saw a strong increase in new ordering providers with nearly 2,700 physicians ordering GeneSight for the first time in the quarter. The total number of ordering physicians increased 6% sequentially.
•The Mental Health business has successfully implemented its ongoing commercial transformation with the rightsizing of its field sales force, growing its inside sales force, and executing a robust digital marketing plan to meet patients and clinicians where they are searching for mental health treatments online.

Business Divestitures
On July 1, 2021, the company completed the sale of its wholly-owned subsidiary, Myriad RBM, Inc. to Q2 Solutions.
•Gross proceeds of $197.0 million in cash.
•Recognized gain on sale of assets of $121.0 million.
On September 13, 2021, the company completed the sale of select operating assets and intellectual property, including the Vectra® test, to Laboratory Corporation of America Holdings.
•Gross proceeds of $150.0 million in cash.
•Recognized loss on sale of assets of $0.6 million.
•Recognized loss on inventory of $11.7 million.
•The company recorded $48.0 million for the potential qui tam settlement against Crescendo Bioscience, Inc.
The company intends to use a portion of the total divestiture gross proceeds of approximately $380.0 million to fund investments in technology and commercial efforts and fund the potential qui tam settlement relating to Crescendo Bioscience, Inc. The proceeds were also used to paid down its revolving credit facility.

Financial Guidance
Given the continued unpredictability surrounding the COVID-19 pandemic (and its variant strains) as well as the impact it continues to have on the healthcare environment, customer behavior and the ability to market tests to physicians, the company will not provide financial guidance for the fourth quarter ending December 31, 2021 or fiscal year 2021. We expect to resume providing financial guidance in early 2022.

Conference Call and Webcast
A conference call will be held today, Tuesday, November 2, 2021, at 4:30 p.m. EDT to discuss Myriad’s financial results and business developments for the third quarter 2021. The dial-in number for domestic callers is 1-800-920-2776. International callers may dial 1-212-271-4651. All callers will be asked to reference reservation number 21998401. An archived replay of the call will be available for seven days by dialing 1-800-633-8284 and entering the reservation number above. The conference call and slide presentation will be available through a live webcast at www.myriad.com.

About Myriad Genetics
Myriad Genetics is a leading genetic testing and precision medicine company dedicated to advancing health and well-being for all, empowering individuals with vital genetic insights and enabling healthcare providers to better detect, treat and prevent disease. Myriad discovers and commercializes genetic tests that determine the risk of developing disease, assess the risk of disease progression, and guide treatment decisions across medical specialties where critical genetic insights can significantly improve patient care and lower healthcare costs. For more information, visit the company's website: www.myriad.com.

Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, MyRisk, Myriad MyRisk, MyRisk Hereditary Cancer, myChoice, myPlan, BRACAnalysis CDx, Tumor BRACAnalysis CDx, myChoice CDx, Vectra, Prequel, Foresight, GeneSight, riskScore and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. or its wholly owned subsidiaries in the United States and foreign countries.

Revenue by Product (Unaudited):

	Three months ended September 30,
(in millions)	2021					2020
	WH	Onc	MH	Other	Total	WH	Onc	MH	Other	Total	% Change
Hereditary Cancer	$35.5	$43.9	$—	$—	$79.4	$39.2	$41.3	$—	$—	$80.5	(1)%
Tumor Profiling	—	32.9	—	—	32.9	—	17.0	—	—	17.0	94%
Prenatal	23.6	—	—	—	23.6	16.6	—	—	—	16.6	42%
Pharmacogenomics	—	—	24.1	—	24.1	—	—	11.9	—	11.9	103%
Autoimmune	—	—	—	7.3	7.3	—	—	—	9.1	9.1	(20)%
Other	—	—	—	—	—	—	—	—	0.6	0.6	(100)%
Total molecular diagnostic	59.1	76.8	24.1	7.3	167.3	55.8	58.3	11.9	9.7	135.7	23%
Total pharma and clinical	—	—	—	—	—	—	—	—	9.5	9.5	(100)%
Total Revenue	$59.1	$76.8	$24.1	$7.3	$167.3	$55.8	$58.3	$11.9	$19.2	$145.2	15%

	Nine months ended September 30,
(in millions)	2021					2020
	WH	Onc	MH	Other	Total	WH	Onc	MH	Other	Total	% Change
Hereditary Cancer	$105.3	$136.2	$—	$—	$241.5	$97.3	$107.7	$—	$0.6	$205.6	17%
Tumor Profiling	—	94.4	—	—	94.4	—	41.2	—	—	41.2	129%
Prenatal	76.7	—	—	—	76.7	53.5	—	—	—	53.5	43%
Pharmacogenomics	—	—	64.3	—	64.3	—	—	40.8	—	40.8	58%
Autoimmune	—	—	—	28.2	28.2	—	—	—	26.8	26.8	5%
Other	—	—	—	0.5	0.5	0.1	—	—	1.5	1.6	(69)%
Total molecular diagnostic	182.0	230.6	64.3	28.7	505.6	150.9	148.9	40.8	28.9	369.5	37%
Total pharma and clinical	—	—	—	24.2	24.2	—	—	—	32.9	32.9	(26)%
Total Revenue	$182.0	$230.6	$64.3	$52.9	$529.8	$150.9	$148.9	$40.8	$61.8	$402.4	32%

Business Units:
WH = Women’s Health
ONC = Oncology
MH = Mental Health

Product Categories:
Hereditary Cancer - MyRisk, BRACAnalysis, BRACAnalysis CDx
Tumor Profiling – myChoice CDx, Prolaris, EndoPredict
Prenatal – Foresight, Prequel
Pharmacogenomics – GeneSight
Autoimmune – Vectra
Other – myPath
Pharma and clinical – RBM, COVID-19 testing

MYRIAD GENETICS, INC.
Condensed Consolidated Statements of Operations (unaudited)
(in millions, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Molecular diagnostic testing	$167.3	$135.7	$505.6	$369.5
Pharmaceutical and clinical services	—	9.5	24.2	32.9
Total revenue	167.3	145.2	529.8	402.4
Costs and expenses:
Cost of molecular diagnostic testing	47.8	39.9	139.9	115.2
Cost of pharmaceutical and clinical services	—	4.3	11.9	15.8
Research and development expense	18.8	17.6	61.4	54.7
Selling, general, and administrative expense	180.2	124.1	460.5	364.4
Change in the fair value of contingent consideration	0.4	(1.1)	1.7	(4.5)
Goodwill and long-lived asset impairment charges	—	—	1.8	98.4
Total costs and expenses	247.2	184.8	677.2	644.0
Operating loss	(79.9)	(39.6)	(147.4)	(241.6)
Other income (expense):
Interest income	0.2	0.4	0.6	1.7
Interest expense	(1.1)	(2.9)	(6.1)	(8.3)
Other	120.6	(1.6)	139.3	14.9
Total other income (expense), net	119.7	(4.1)	133.8	8.3
Income (loss) before income tax	39.8	(43.7)	(13.6)	(233.3)
Income tax expense (benefit)	15.2	(28.5)	6.0	(47.4)
Net income (loss)	$24.6	$(15.2)	$(19.6)	$(185.9)
Net loss attributable to non-controlling interest	—	—	—	(0.1)
Net income (loss) attributable to Myriad Genetics, Inc. stockholders	$24.6	$(15.2)	$(19.6)	$(185.8)
Net income (loss) per share:
Basic	$0.31	$(0.20)	$(0.25)	$(2.49)
Diluted	$0.30	$(0.20)	$(0.25)	$(2.49)
Weighted average shares outstanding:
Basic	78.8	74.7	77.3	74.6
Diluted	81.5	74.7	77.3	74.6

MYRIAD GENETICS, INC.
Condensed Consolidated Balance Sheets
(in millions)

	September 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$295.2	$117.0
Marketable investment securities	70.9	33.7
Trade accounts receivable	93.6	89.5
Inventory	18.6	27.1
Prepaid taxes	0.4	108.4
Prepaid expenses and other current assets	20.2	13.7
Total current assets	498.9	389.4
Operating lease right-of-use assets	83.6	59.7
Long-term marketable investment securities	47.5	21.0
Property, plant and equipment, net	43.4	40.7
Intangibles, net	414.8	576.5
Goodwill	239.7	329.2
Other assets	8.0	2.3
Total assets	$1,335.9	$1,418.8
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15.7	$20.5
Accrued liabilities	163.2	79.1
Current maturities of operating lease liabilities	12.8	13.6
Deferred revenues	11.5	32.7
Total current liabilities	203.2	145.9
Unrecognized tax benefits	32.0	30.5
Long-term deferred taxes	40.7	71.3
Noncurrent operating lease liabilities	80.7	50.6
Long-term debt	—	224.8
Other long-term liabilities	10.8	14.7
Total liabilities	367.4	537.8
Commitments and contingencies
Stockholders’ equity:
Common stock, 79.7 and 75.4 shares outstanding at September 30, 2021 and December 31, 2020, respectively	0.8	0.8
Additional paid-in capital	1,218.8	1,109.5
Accumulated other comprehensive loss	(4.4)	(2.3)
Accumulated deficit	(246.6)	(227.0)
Total Myriad Genetics, Inc. stockholders’ equity	968.6	881.0
Non-controlling interest	(0.1)	—
Total stockholders' equity	968.5	881.0
Total liabilities and stockholders’ equity	$1,335.9	$1,418.8

MYRIAD GENETICS, INC.
Condensed Consolidated Statements of Cash Flows (unaudited)
(in millions)

	Nine months ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to Myriad Genetics, Inc. stockholders	$(19.6)	$(185.8)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	49.5	53.3
Non-cash interest expense	1.3	0.4
Non-cash lease expense	9.8	9.6
Stock-based compensation expense	27.9	17.8
Deferred income taxes	(27.8)	(0.6)
Unrecognized tax benefits	1.5	14.9
Change in fair value of contingent consideration	1.7	(4.5)
Loss on inventory	6.5	—
Impairment of goodwill and long-lived assets	1.8	98.4
Gain on sale of businesses and assets	(162.0)	(1.0)
Changes in assets and liabilities:
Prepaid expenses and other current assets	(6.7)	5.4
Trade accounts receivable	(11.6)	33.3
Inventory	(1.6)	1.7
Prepaid taxes	108.0	(83.2)
Other assets	(3.6)	(1.2)
Accounts payable	(4.8)	(2.6)
Accrued liabilities	78.2	3.1
Deferred revenue	(20.4)	28.5
Net cash provided by (used in) operating activities	28.1	(12.5)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(14.6)	(6.8)
Proceeds from sale of businesses and assets	379.1	21.3
Purchases of marketable investment securities	(101.0)	(15.8)
Proceeds from maturities and sales of marketable investment securities	36.8	51.9
Net cash provided by investing activities	300.3	50.6
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common stock issued under stock-based compensation plans	90.0	2.2
Payment of tax withheld for common stock issued under stock-based compensation plans	(8.6)	(3.9)
Payment of contingent consideration recognized at acquisition	(3.3)	(0.1)
Fees associated with refinancing of revolving credit facility	(1.2)	(1.0)
Repayment of revolving credit facility	(226.4)	—
Net cash used in financing activities	(149.5)	(2.8)
Effect of foreign exchange rates on cash and cash equivalents	(0.7)	0.3
Change in cash and cash equivalents classified as held for sale	—	1.5
Net increase in cash and cash equivalents	178.2	37.1
Cash and cash equivalents at beginning of the period	117.0	81.2
Cash and cash equivalents at end of the period	$295.2	$118.3

Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company's business being primed for sustainable growth and profitability, the company's plans to use proceeds from the divestitures, the expected launch in late 2022 and the benefits of a combined product offering of Prequel and the Foresight carrier screen test, the expected launch in early 2022 and benefits of a combined offering of somatic, germline and CDx for ovarian cancer patients, the company's plans to expand access to vital genetic testing, make it easier for patients and partners to engage with the company, and deliver sustainable and profitable results; and the company’s strategic imperatives under the caption “About Myriad Genetics.” These “forward-looking statements” are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to: uncertainties associated with COVID-19, including its possible effects on the company’s operations and the demand for its products and services; risks related to the company’s ability to efficiently and flexibly manage its business amid uncertainties associated with COVID-19; the risk that sales and profit margins of the company’s existing molecular diagnostic tests may decline or that the company may not be able to operate its business on a profitable basis; risks related to the company’s ability to generate sufficient revenue from its existing product portfolio or in launching and commercializing new tests; risks related to changes in governmental or private insurers’ coverage and reimbursement levels for the company’s tests or the company’s ability to obtain reimbursement for its new tests at comparable levels to its existing tests; risks related to increased competition and the development of new competing tests and services; the risk that the company may be unable to develop or achieve commercial success for additional molecular diagnostic tests in a timely manner, or at all; the risk that the company may not successfully develop new markets for its molecular diagnostic tests, including the company’s ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying the company’s molecular diagnostic tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating the company’s laboratory testing facilities; risks related to public concern over genetic testing in general or the company’s tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to the company’s ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to the company’s ability to successfully integrate and derive benefits from any technologies or businesses that it licenses or acquires; risks related to the company’s projections about the potential market opportunity for the company’s products; the risk that the company or its licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying the company’s tests; the risk of patent-infringement claims or challenges to the validity of the company’s patents; risks related to changes in intellectual property laws covering the company’s molecular diagnostic tests, or patents or enforcement, in the United States and foreign countries; risks related to security breaches, loss of data and other disruptions, including from cyberattacks; risks of new, changing and competitive technologies and regulations in the United States and internationally; the risk that the company may be unable to comply with financial operating covenants under the company’s credit or lending agreements; and other factors discussed under the heading “Risk Factors” contained in Item 1A of the company’s Transition Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2021, as well as any updates to those risk factors filed from time to time in the company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Statement regarding use of non-GAAP financial measures
In this press release, the company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached schedules and a description of the adjustments made to the GAAP financial measures is included at the end of the schedules.
The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Financial Measures
for the Three and Nine months ended September 30, 2021 and 2020
(unaudited data in millions, except per share amount)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Adjusted Gross Margin
GAAP Gross Profit (1)	$119.5	$101.0	$378.0	$271.4
Equity compensation	0.4	0.3	1.0	1.0
Other adjustments	0.1	—	1.3	—
Adjusted Gross Profit	$120.0	$101.3	$380.3	$272.4
Adjusted Gross Margin	72%	70%	72%	68%
(1) Consists of total revenues less cost of molecular diagnostic testing and cost of pharmaceutical and clinical services from the Condensed Consolidated Statements of Operations.

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Adjusted Operating Expenses
GAAP Operating Expenses (2)	$199.4	$140.6	$525.4	$513.0
Acquisition - amortization of intangible assets	(11.5)	(15.2)	(40.3)	(45.5)
Goodwill and long-lived asset impairment charges	—	—	(1.8)	(98.4)
Equity compensation	(9.6)	(8.1)	(26.9)	(16.8)
Transformation initiatives	(6.0)	(1.9)	(18.8)	(9.6)
Divestiture-related costs	(0.1)	—	(1.8)	—
Legal accrual	(48.0)	—	(48.0)	—
Other adjustments	(2.7)	(2.0)	(16.4)	(3.7)
Adjusted Operating Expenses	$121.5	$113.4	$371.4	$339.0
(2) Consists of research and development expense, change in the fair value of contingent consideration, selling, general, and administrative expense, and goodwill and long-lived asset impairment charges from the Condensed Consolidated Statements of Operations.

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Adjusted Operating Income (Loss)
GAAP Operating Loss	$(79.9)	$(39.6)	$(147.4)	$(241.6)
Acquisition - amortization of intangible assets	11.5	15.2	40.3	45.5
Goodwill and long-lived asset impairment charges	—	—	1.8	98.4
Equity compensation	10.0	8.4	27.9	17.8
Transformation initiatives	6.0	1.9	18.8	9.6
Divestiture-related costs	0.2	—	1.9	—
Legal accrual	48.0	—	48.0	—
Other adjustments	2.8	2.0	17.7	3.7
Adjusted Operating Income (Loss)	$(1.4)	$(12.1)	$9.0	$(66.6)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Adjusted Net Income (Loss)
GAAP Net Income (Loss) Attributable to Myriad Genetics, Inc. Stockholders	$24.6	$(15.2)	$(19.6)	$(185.8)
Acquisition - amortization of intangible assets	11.5	15.2	40.3	45.5
Goodwill and long-lived asset impairment charges	—	—	1.8	98.4
Equity compensation	10.0	8.4	27.9	17.8
Transformation initiatives	6.0	1.9	18.8	9.5
Gain on sale	(120.4)	—	(151.6)	—
Divestiture-related costs	0.1	—	14.5	—
Legal accrual	48.0	—	48.0	—
Other adjustments	2.0	3.5	16.9	4.2
Tax impact of non-GAAP adjustments	16.5	(25.1)	6.0	(30.6)
Adjusted Net Income (Loss)	$(1.7)	$(11.3)	$3.0	$(41.0)
Weighted average shares outstanding:
Basic	78.8	74.7	77.3	74.6
Diluted	78.8	74.7	79.8	74.6
Adjusted Net Income (Loss) Per Share
Basic	$(0.02)	$(0.15)	$0.04	$(0.55)
Diluted	(0.02)	(0.15)	0.04	(0.55)

Adjusted Free Cash Flow Reconciliation
for the Three and Nine Months Ended September 30, 2021 and 2020
(unaudited data in millions)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Cash flow from operations	$(39.3)	$(59.3)	$28.1	$(12.5)
Capital expenditures	(3.0)	(1.5)	(14.6)	(6.8)
Free cash flow	$(42.3)	$(60.8)	$13.5	$(19.3)
Transformation initiatives	6.0	1.9	18.4	9.5
Other adjustments	2.0	2.2	5.2	4.7
Tax impact associated with non-GAAP adjustments	(1.9)	(1.0)	(5.3)	(3.8)
Adjusted Free cash flow	$(36.2)	$(57.7)	$31.8	$(8.9)

Following is a description of the adjustments made to GAAP financial measures:
•Acquisition – amortization of intangible assets – represents recurring amortization charges resulting from the acquisition of intangible assets, including developed technology and database rights.
•Goodwill and long-lived asset impairment charges – impairment charges on long-lived assets and goodwill.
•Equity compensation – non-cash equity-based compensation provided to Myriad employees and directors.
•Transformation initiatives – transitory costs such as consulting and professional fees related to transformation initiatives.
•Gain on sale – gain, net of transaction costs, recognized on our divestitures of the Myriad myPath, LLC laboratory, Myriad RBM, Inc. and the Myriad Autoimmune business.
•Divestiture-related costs – non-recurring costs associated with our divestitures of the Myriad myPath, LLC laboratory, Myriad RBM, Inc. and the Myriad Autoimmune business.
•Legal accrual - we have accrued $48.0 million for a potential settlement of the qui tam lawsuit against Crescendo Bioscience, Inc. and the company.
•Other adjustments – other one-time non-recurring expenses including expenses related to leadership transition, severance and retention agreements, legal expenses and changes in the fair value of contingent consideration related to acquisitions from prior years.
•Tax impact associated with non-GAAP adjustments – tax expense/(benefit) due to non-GAAP adjustments, differences between stock compensation recorded for book purposes as compared to the allowable tax deductions, and CARES Act legislation.